CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2006, which appears on page 1 and our report on supplementary information dated March 8, 2006, which appears on page 43 of the annual report on Form 10-K of Multiband Corporation and Subsidiaries for the year ended December 31, 2005, and to reference to our Firm under the caption “Experts” in the Prospectus.

/s/VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
February 7, 2007